                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                    Resource Bancshares Mortgage Group, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                 Delaware                              57-0962375
      -------------------------------            ----------------------
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)               Identification No.)


            7909 Parklane Road, Columbia, South Carolina     29223
           --------------------------------------------------------
           (Address of principal executive offices)      (Zip code)


                           Omnibus Stock Award Plan
                          Formula Stock Option Plan
                       Non-Qualified Stock Option Plan
             ---------------------------------------------------
                          (Full title of the plans)


                              Edward J. Sebastian
                    Resource Bancshares Mortgage Group, Inc.
                              7909 Parklane Road
                        Columbia, South Carolina 29223
                  -------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service: (803) 741-3000


-------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum       Proposed maximum      Amount of
Title of securities            Amount to be         offering price per     aggregate offering    registration
to be registered               registered(1)        share                  price                 fee
-------------------------------------------------------------------------------------------------------------
Common stock, par
value $.01 per share          857,199 shares(2)        $12.52(3)             $10,732,131.48      $3,252.16

Common stock, par
value $.01 per share          699,185 shares(4)        $13.94(5)             $ 9,746,638.90      $2,953.53

Total                       1,556,384 shares                                 $20,478,770.38      $6,205.69

(1) Together with an indeterminable number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Represents 537,040 shares reserved for issuance under previously awarded option grants at prices ranging from $13.86 to $15.47 per share under the Omnibus Stock Award Plan, 107,000 shares reserved for issuance under previously awarded option grants at prices ranging from $12.38 to $14.87 per share under the Formula Stock Option Plan and 213,159 shares reserved for issuance under previously awarded option grants at prices ranging from $7.19 to $11.17 per share under the Non-Qualified Stock Option Plan.

(3) Represents the average per-share exercise price of options previously awarded under the Omnibus Stock Award Plan, the Formula Stock Option Plan and the Non-Qualified Stock Option Plan.

(4) Represents 485,160 shares reserved for issuance pursuant to future grants under the Omnibus Stock Award Plan, 211,525 shares reserved for issuance pursuant to future grants under the Formula Stock Option Plan and 2,500 shares reserved for issuance under a previously awarded grant under the Omnibus Stock Award Plan at an exercise price that has yet to be fixed.

(5) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices of Resource Bancshares Mortgage Group, Inc. common stock as reported on the Nasdaq National Market System on April 23, 1997.

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       PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The registrant hereby incorporates by reference in this registration statement the following documents:

     (a) The registrant's annual report on Form 10-K for the year ended December 31, 1996.

     (b) The registrant's current report on Form 8-K dated April 21, 1997.

     (c) The description of the registrant's common stock, par value $.01 per share, set forth in the registrant's registration statement on Form 8-A dated May 18, 1993.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the common stock of the registrant offered hereby will be passed on for the registrant by McNair Law Firm, P.A., Columbia, South Carolina. John W. Currie, a director and the secretary of the registrant and of Resource Bancshares Corporation, a South Carolina corporation ("RBC"), which owns approximately 38% of the registrant's common stock, is a member of that firm. Mr. Currie and other members of that firm are stockholders of the registrant and/or RBC.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (c) of Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Other subsections of Section 145: (i) provide that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; (ii) provide that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and (iii) empower the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Paragraph (c) of Article Seventh of the registrant's Restated Certificate of Incorporation contains a parallel provision.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from

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which the director derived an improper personal benefit. Paragraph (a) of
Article Seventh of the registrant's Restated Certificate of Incorporation eliminates the personal liability of the registrant's directors for monetary damages for breach of fiduciary duty except to the extent that such elimination of liability is not permitted under Delaware corporate law.

     Paragraph (b) of Article Seventh of the registrant's Restated Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents.

     The registrant also maintains liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     See Exhibit Index.

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered

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therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on April 21, 1997.

                                  RESOURCE BANCSHARES MORTGAGE GROUP, INC.



                              By: /s/ Edward J. Sebastian
                                  ---------------------------------
                                  Edward J. Sebastian, Chairman
                                  and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward J. Sebastian and David W. Johnson, Jr., and each of them acting individually, as his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                      Date
---------                         -----                      ----

/s/ Edward J. Sebastian           Director, Chairman         April 21, 1997
------------------------------    and Chief Executive
Edward J. Sebastian               Officer (principal
                                  executive officer)

/s/ Steven F. Herbert             Senior Executive Vice      April 21, 1997
------------------------------    President and Chief
Steven F. Herbert                 Financial Officer
                                  (principal financial
                                  and accounting officer)

/s/ John C. Baker                 Director                   April 21, 1997
------------------------------
John C. Baker

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                                  Director
------------------------------
Stuart M. Cable


/s/ John W. Currie                Director and                April 21, 1997
------------------------------    Secretary
John W. Currie


                                  Director
------------------------------
Boyd M. Guttery


/s/ David W. Johnson Jr.          Director and                April 21, 1997
------------------------------    Vice Chairman
David W. Johnson, Jr.


/s/ John O. Wolcott               Director                    April 21, 1997
------------------------------
John O. Wolcott

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                                EXHIBIT INDEX

Exhibit
-------

4.1 Restated Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.3 of the registrant's Registration No. 33-53980

4.2 Amended and Restated Bylaws of the registrant, incorporated by reference to Exhibit 3.4 of the registrant's Registration No. 33-53980

4.3 Form of Certificate evidencing shares of the registrant's common stock, par value $.01 per share, incorporated by reference to Exhibit 3.3 of the registrant's Registration No. 33-53980

4.4 Omnibus Stock Award Plan (incorporated by reference to Exhibit 10.37 of the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995)

4.5 Formula Stock Option Plan (incorporated by reference to Exhibit 10.36 of the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995)

4.6      Non-Qualified Stock Option Plan (incorporated by reference to Exhibit
         10.33 of the registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

5        Opinion of McNair Law Firm, P.A. regarding legality

23.1     Consent of Price Waterhouse LLP

23.2     Consent of McNair Law Firm, P.A. (included in Exhibit 5)

24       Power of Attorney